Exhibit (c)(4)

                           CONFIDENTIAL DRAFT  Project Dawn  Supporting Valuation Materials Goldman Sachs Bank Europe SE7 November 2020

 CONFIDENTIAL DRAFT  2  Disclaimer  These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Management Board and the Supervisory Board (the „Management and Supervisory Board“) of Dusk (the „Company“) in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. 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 CONFIDENTIAL DRAFT  3  Table of Contents  I. Transaction Overview  II. Illustrative Financial Projections  III. Preliminary Illustrative Financial Analyses

 CONFIDENTIAL DRAFT  I. Transaction Overview

CONFIDENTIAL DRAFT

Goldman Sachs

INVESTMENT BANKING DIVISION

Summary of Key Economic Terms

Section	In $m, except per share data ($)	Amount	Implied Premium
	Transaction Price Per Share	**44.50**	
Share Price References	Undisturbed Price as of 30-Jan	24.07	84.9 %
	Implied Price by Performance of Peers from 30-Jan[1]	28.20	57.8 %
	90d VWAP (pre 30-Jan)	29.37	51.5 %
	52-Week High (pre 30-Jan)	39.15	13.7 %
	15-Year Average	35.79	24.3 %
Implied Equity Value	Basic Number of Shares Outstanding	99.58	
	Dilutive Effect of Equity-linked Securities	0.65	
	Fully Diluted Shares Outstanding	100.22	
	Implied Equity Value for 100% of Dawn	**4,460**	
Implied Industrial Enterprise Value	Ind. Net Financial Debt (Jul-20)	1,922	
	Pension / OPEB (Jul-20)	2,013	
	FS Book Equity (Jul-20)	(647)	
	Other EV-Equity Items (Jul-20)[2]	202	
	Dusk DD Findings	3	
	Implied Ind. Enterprise Value	**7,953**	

Section	Implied Multiples (FYE 31-Oct)[3]	Amount ($m)	Impl. Multiple
Buyer Case by Dusk Mgmt.	FY21 Ind. EV / EBITDA	481	16.5 x
	FY22 Ind. EV / EBITDA	830	9.6 x
	FY21 Ind. EV / EBIT	319	24.9 x
	FY22 Ind. EV / EBIT	641	12.4 x
	FY21 Group P/E	131	34.1 x
	FY22 Group P/E	443	10.1 x
Research Analyst Consensus	FY21 Ind. EV / EBITDA[4]	493	16.1 x
	FY22 Ind. EV / EBITDA[4]	621	12.8 x
	FY21 Ind. EV / EBIT[4]	331	24.0 x
	FY22 Ind. EV / EBIT[4]	432	18.4 x
	FY21 Group P/E	161	27.7 x
	FY22 Group P/E	247	18.1 x

Source: Dusk Management projections, Dawn filings, Thomson Reuters Eikon as of 06-Nov-2020

Note: Goldman Sachs has assumed, based on guidance by the management of the Company, that the Company will retain its investment grade rating profile following the consummation of the transaction, facilitated by the support of Volkswagen as the corporate parent of the Company. [1] Peers include Volvo and Paccar. [2] Other EV-Equity items include equity investments ($30m), non-controlling interests (estimated at $203m) and cash-settled RSUs and cash- settled equity grants ($29m at $44.50 offer price per share). [3] EBITDA and EBIT reversed for pension interest, associate income and net income attributable to minorities. Group net income post net income attributable to minorities.

[4] Ind. EBIT calculated as Group EBIT consensus minus Financial Services segment consensus. Ind. EBITDA calculated as Ind. EBIT plus D&A (as per Dusk Buyer Case for Dawn).

Transaction Overview

4

 CONFIDENTIAL DRAFT  Dawn’s Long-Term Stock Price PerformanceLast 15 Years  Source: Bloomberg, Market Data as of 06-Nov-20              2009/10:Financial Crisis  2011/12:Emission Regulation  Problems  2015:Stabilization  + Refinancing                                  $20  $40  $60  $80  $100  May-2011 Nov-20122nd Offer (Sep-20)  Jul-2014  Jan-2016  Aug-2017  Mar-2019  Oct-2020  Closing Price (USD)    $0Jan-2005 Aug-2006Dawn Stock Price    Mar-2008 Oct-20091st Offer (Jan-20)      Transaction Price    15Y High    15Y Low    15Y Avg.  15Y High: $ 78.99  $ 44.50$ 43.00$ 43.37$ 35.00  15Y Avg: $ 35.79  15Y Low: $ 6.23    06-Sep-2016 | $19.79Victor acquires17% stake in Dawn at $15.76 per share                30-Jan-2020 | $24.07Initial offer: $35 per share      10-Sep-2020 | $40.78Dusk raises offer to $43 per share              16-Oct-2020 | $43.53Dusk / Dawn agree in principle on$44.50 per share  6  Transaction Overview

 CONFIDENTIAL DRAFT  II. Illustrative Financial Projections

CONFIDENTIAL DRAFT

INVESTMENT BANKING DIVISION

Dusk's Financial Projections for Dawn – Key Financials

Ind. Revenue ($m)


13,953
12,742
12,675
11,517
12,425
11,061
11,382
9,931
9,931
8,208
8,208
7,200
7,200
2019A 2020E 2021E 2022E 2023E 2024E 2025E

Ind. Adj. EBIT (for Valuation) Margin


9.0 %
8.2 %
7.7 %
6.5 %
5.3 %
5.9 % 5.9 % 6.0 %
5.2 %
3.9 %
3.5 %
0.4 %
0.4 %
2019A 2020E 2021E 2022E 2023E 2024E 2025E

Dawn Group Earnings per Share ($)


9.65
8.05
6.61
4.42
5.79
5.99
5.07
3.51
2.21
1.30
1.04
(1.28)
(1.28)
2019A 2020E 2021E 2022E 2023E 2024E 2025E

Standalone Case ◆ Buyer Case [1] Broker Consensus

Ind. Revenue Growth (%)

	2019A	2020E	2021E	2022E	2023E	2024E	2025E
Standalone		*(34.9)%*	*14.0 %*	*21.0 %*	*14.6 %*	*9.2 %*	*2.0 %*
Buyer Case		*(34.9)%*	*14.0 %*	*21.0 %*	*16.0 %*	*10.6 %*	*9.5 %*
Broker Consen.		*(35.2)%*	*18.9 %*	*10.0 %*			

Ind. Adj. EBIT (for Valuation, $m)[2]

2019A	2020E	2021E	2022E	2023E	2024E	2025E
590	25	286	518	674	737	764
590	25	319	641	883	1,043	1,260
530	104	331	432			

Dawn Group Net Income ($m)

2019A	2020E	2021E	2022E	2023E	2024E	2025E
221	(128)	104	352	508	580	600
221	(128)	131	443	663	807	967
221	(81)	161	247			

Source: Dusk Management projections, Dawn filings, Thomson Reuters as of 06-Nov-2020
Note: [1] Incl. certain operating synergies projected by the management of Dusk [2] EBIT reversed for pension interest, associate income and net income attributable to minorities.

Illustrative Financial Projections

7

CONFIDENTIAL DRAFT

INVESTMENT BANKING DIVISION

Goldman Sachs

Dawn EV-Equity Bridge

Item	Amount ($m)	Source
(+) Industrial Financial Debt	3,532	Dawn 10-Q as of 31-Jul-2020, p. E-10
(-) Industrial Cash and Cash Equivalents	(1,610)	Dawn 10-Q as of 31-Jul-2020, p. E-10
(-) Financial Services Book Equity[1]	(647)	Dawn 10-Q as of 31-Jul-2020, p. E-10
(+) Pension Underfunding / OPEB liabilities	2,013	Dawn 10-Q as of 31-Jul-2020, p. E-10
(-) Equity Investments @ book	(30)	Dawn 10-Q as of 31-Jul-2020, p. 7
(+) Non-controlling Interest	203	Proxy based on Dusk Mgmt Projections[2]
(+) Cash-Settled RSUs and Cash-Settled Equity Grants	29	Based on $44.50 offer price
Subtotal: Dusk Due Dilligence Findings	3	Dusk estimates based on Legal / Financial DD
Total EV-Equity Items	**3,493**	

Source: Dawn filings, Dusk Management assumptions, external adviser DD reports, merger agreement

[1] Assumes valuation of Financial Services segment at 1.0x P/B multiple. [2] Based on net income attributable to minorities of $22m (FY19 level) in perpetuity discounted at cost of equity (10.8%). For reference: Balance sheet value as of Jul-2020 is $2m.

Illustrative Financial Projections

8

 CONFIDENTIAL DRAFT  III.  Preliminary Illustrative Financial Analyses

CONFIDENTIAL DRAFT

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Summary of Financial Analyses

Based on Dusk Management Projections

		Illustrative Price per Share (Low)	Illustrative Price per Share (High)	Comments
Valuation Methodologies	1 A Discounted Cash Flow (Standalone Case)[1]	$24	$42	■ Terminal Year Ind. EBIT margin: 6.0% ■ Perpetual Growth Rate: 1.0-2.0% ■ WACC range: 8.0-9.0% ■ Implied LTM / Terminal Year EBIT multiple: 8.8-11.8x
Valuation Methodologies	1 B Discounted Cash Flow (Buyer Case)[1]	$45	$69	■ Terminal Year Ind. EBIT margin: 8.0% ■ Perpetual Growth Rate: 1.0-2.0% ■ WACC range: 8.0-9.0% ■ Implied LTM / Terminal Year EBIT multiple: 7.1-9.5x
Valuation Methodologies	2 Public Market Premia	$37	$41	■ High: 40% premium on last undisturbed 90-day VWAP ($29.37 at 30-Jan-2020[2]) ■ Low: 30% premium to Dawn share price implied by trading of peers (Paccar/Volvo) ($28.20 average since 30-Jan-2020[2])
Reference Only Valuation Methodologies	Public Company Trading	$26	$39	■ High: EV/Ind. EBIT 2022E 11.6x (Paccar, 06-Nov-2020) ■ Low: EV/Ind. EBIT 2022E 9.5x (Volvo, 06-Nov-2020) ■ Underlying: Dawn FY22 Ind. Adj. EBIT (for valuation) of $641m (as per Buyer Case)
Reference Only Valuation Methodologies	52-Week Trading Range as of 30-Jan-2020[2]	$22	$39	■ High: $39 (01-Mar-2019) ■ Low: $22 (27-Aug-2019) ■ Undisturbed share price: $24.07 (30-Jan-2020[2])
Reference Only Valuation Methodologies	Analyst Price Targets as of 30-Jan-2020[2]	$29	$45	■ High: $45 (Jefferies) ■ Low: $29 (Morningstar)

$44.50

Source: Bloomberg, Thomson Reuters, public filings, Dusk Management projections

[1] Valuation date: 31-Jul-2020. [2] Last undisturbed date.

Preliminary Illustrative Financial Analyses

10

CONFIDENTIAL DRAFT

Goldman Sachs

INVESTMENT BANKING DIVISION

1A Illustrative Discounted Cash Flow Analysis

Dawn Industrial Business – Standalone Case for Dawn

FYE October	Historical 2018	2019	9M 20A	Projected Q4 20E	2021	2022	2023	2024	2025	TY
Revenue	10,090	11,061	5,310	1,890	8,208	9,931	11,382	12,425	12,675	12,235
% growth		9.6 %			14.0 %	21.0 %	14.6 %	9.2 %	2.0 %	1.5 %
Adj. EBITDA (for valuation)	678	719	132	33	448	707	876	948	1,014	1,098
% margin	6.7 %	6.5 %	2.5 %	1.7 %	5.5 %	7.1 %	7.7 %	7.6 %	8.0 %	9.0 %
Adj. EBIT (for valuation)	522	590	34	(9)	286	518	674	737	764	734
% margin	5.2 %	5.3 %	0.6 %	(0.5)%	3.5 %	5.2 %	5.9 %	5.9 %	6.0 %	6.0 %
Unlevered FCF[1]				8	33	339	505	522	439	540

Equity Value per Share ($)

WACC	Perpetuity Growth Rate: 1.0 %	1.5 %	2.0 %
8.0 %	$ 33	$ 37	$ 42
8.4 %	$ 29	$ 32	$ 36
9.0 %	$ 24	$ 27	$ 30

Implied LTM / Terminal Year EBIT Multiple

WACC	Perpetuity Growth Rate: 1.0 %	1.5 %	2.0 %
8.0 %	10.1 x	10.9 x	11.8 x
8.4 %	9.5 x	10.2 x	11.0 x
9.0 %	8.8 x	9.4 x	10.1 x

Source: Public filings, Dusk Management projections

Note: Free cash flow discounted to 31-Jul-2020 using mid-year convention for cash flows. Terminal value calculated as of 31-Oct-2025. EV-Equity bridge (as of Jul-2020) includes financial debt of $3,532m, cash and cash equivalents of $(1,610)m, $(647)m financial services book value (1.0x P/B), $2,013m unfunded pension obligations and OPEB liabilities, $(30)m equity investments, $203m non-controlling interest, cash settlement of existing cash-settled RSUs and cash-settled equity grants of $21m at $32 per share mid-point. EV-EqV Bridge also reflects due diligence findings of $3m.

[1] FCF derived based on the following assumptions, as per Dusk management assumptions: (i) tax rate of 26.0%, (ii) change in net working capital calculated based on the assumption of net working capital as % of sales of c. 0.1% for all years incl. Terminal Year apart from Q4 2020E, (iii) capex % of sales in line with public guidance by Dawn, for Terminal Year 3.0% of sales as per Dusk management guidance, (iv) other cash flow items related to cash warranty expenses and off-balance sheet obligations in the forecast period, assumed to be equal to $0 in Terminal Year.

Preliminary Illustrative Financial Analyses

11

CONFIDENTIAL DRAFT

Goldman Sachs

INVESTMENT BANKING DIVISION

1B Illustrative Discounted Cash Flow Analysis

Dawn Industrial Business – Buyer Case for Dawn

FYE October	Historical 2018	Historical 2019	Historical 9M 20A	Projected Q4 20E	Projected 2021	Projected 2022	Projected 2023	Projected 2024	Projected 2025	TY
Revenue	10,090	11,061	5,310	1,890	8,208	9,931	11,517	12,742	13,953	12,235
% growth		*9.6 %*			*14.0 %*	*21.0 %*	*16.0 %*	*10.6 %*	*9.5 %*	*1.5 %*
Adj. EBITDA (for valuation)	**678**	**719**	**132**	**33**	**481**	**830**	**1,086**	**1,254**	**1,509**	**1,342**
% margin	*6.7 %*	*6.5 %*	*2.5 %*	*1.7 %*	*5.9 %*	*8.4 %*	*9.4 %*	*9.8 %*	*10.8 %*	*11.0 %*
Adj. EBIT (for valuation)	**522**	**590**	**34**	**(9)**	**319**	**641**	**883**	**1,043**	**1,260**	**979**
% margin	*5.2 %*	*5.3 %*	*0.6 %*	*(0.5)%*	*3.9 %*	*6.5 %*	*7.7 %*	*8.2 %*	*9.0 %*	*8.0 %*
Unlevered FCF[1]				**8**	**57**	**430**	**660**	**749**	**808**	**721**

Equity Value per Share ($)

WACC \ Perpetuity Growth Rate	1.0 %	1.5 %	2.0 %
8.0 %	$ 57	$ 63	$ 69
8.4 %	$ 52	$ 56	$ 62
9.0 %	$ 45	$ 49	$ 54

Implied LTM / Terminal Year EBIT Multiple

WACC \ Perpetuity Growth Rate	1.0 %	1.5 %	2.0 %
8.0 %	8.2 x	8.8 x	9.5 x
8.4 %	7.7 x	8.3 x	8.9 x
9.0 %	7.1 x	7.6 x	8.2 x

Source: Public filings, Dusk Management projections

Note: Free cash flow discounted to 31-Jul-2020 using mid-year convention for cash flows. Terminal value calculated as of 31-Oct-2025. EV-Equity bridge (as of Jul-2020) includes financial debt of $3,532m, cash and cash equivalents of $(1,610)m, $(647)m financial services book value (1.0x P/B), $2,013m unfunded pension obligations and OPEB liabilities, $(30)m equity investments, $203m non-controlling interest, cash settlement of existing cash-settled RSUs and cash-settled equity grants of $36m at $56 per share mid-point. EV-EqV Bridge also reflects due diligence findings of $3m.

[1] FCF derived based on the following assumptions, as per Dusk management assumptions: (i) tax rate of 26.0%, (ii) change in net working capital calculated based on the assumption of net working capital as % of sales of c. 0.1% for all years incl. Terminal Year apart from Q4 2020E, (iii) capex % of sales in line with public guidance by Dawn, for Terminal Year 3.0% of sales as per Dusk management guidance, (iv) other cash flow items related to cash warranty expenses and off-balance sheet obligations in the forecast period, assumed to be equal to $0 in Terminal Year.

Preliminary Illustrative Financial Analyses

12

 CONFIDENTIAL DRAFT          31%  38%  Median  Average          32%  41%  Median  Average  Public Market Premia for Selected US Cash Transactions in 2014-2020YTD  Source: Dealogic, CapitallQ as of Nov-2020Note: Includes announced transactions in which the buyer (pre-deal ownership <50%) increases its ownership in an US target to >75% through an all-cash transaction. Premia based on share price one month prior to  Large Deals  All Deals            Deal Value  >$250m    >$2.5bn  # Deals  576    220    3rd quartile: 50%  1st quartile: 19%    3rd quartile: 48%  1st quartile: 18%    2  announcement.  14  Preliminary Illustrative Financial Analyses

CONFIDENTIAL DRAFT

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Weighted Average Cost of Capital Analysis

As of 06-Nov-2020

WACC Derivation

		Commentary
Risk-free Rate	1.4 %	Current yield of 20-yr US government bond (maturing Aug-2040)
Equity Beta	1.69	Dawn historical Axioma beta (2yr period, weekly) as of 30-Jan (last undisturbed)
Equity Risk Premium	5.6 %	US historical equity risk premium based on Duff & Phelps (GS-internal guidelines)
Cost of Equity	**10.8 %**	
Pre-Tax Cost of Debt	6.5 %	Yield of Dawn $1.1bn unsecured bond (due 2025) as of 30-Jan (last undisturbed)
Tax Rate	26.0 %	Long-term Dawn corporate cash tax rate as per Dusk / external advisor input
Post-Tax Cost of Debt	**4.82 %**	
Equity / Capital	60.0%	Dusk guidance on Dawn capital structure derived from current capitalization
Debt / Capital	40.0%	
WACC	**8.4 %**	

WACC Sensitivity Analysis

Capital Structure (Tax Rate: 26%)

Equity Beta \ Debt	35%	40%	45%
1.49	8.0%	7.8%	7.5%
1.69	8.7%	8.4%	8.1%
1.89	9.5%	9.1%	8.7%

Peer Comparison ($m)

		Historical Beta									
Company	Country	Axioma	Bloomberg MSCI Europe	Pro-forma Dawn Capitalization	Predicted Axioma Beta	Asset Beta	Market Cap	Net Debt (excl. pensions)	Net Debt (incl. pensions)	Net Debt / Capital [2]	Equity / Capital
Dawn [1]	**United States**	**1.69[1]**		**1.69**	**1.30 [1]**	**1.13[1]**	**2,389[1]**	**1,604**	**3,742**	**40 %**	**60 %**
Selected Comparable Companies											
Paccar	United States	0.93		1.56	1.01	1.04	31,202	(4,413)	(4,413)	(16)%	116 %
Volvo	Sweden	1.37	1.31	2.14	1.03	1.44	44,729	(5,226)	(3,219)	(13)%	113 %
Median		**1.15**	**1.31**	**1.85**	**1.02**	**1.24**	**37,965**	**(4,820)**	**(3,816)**	**(15)%**	**115 %**

Source: Dawn filings, Dusk Management assumptions, Axioma, Bloomberg, CapitalIQ as of 06-Nov-2020

[1] Dawn market cap, historical beta, asset beta and predicted beta as of 30-Jan-2020 (last undisturbed). [2] Excluding pensions.

Preliminary Illustrative Financial Analyses

14